As filed with the Securities and Exchange Commission on November 20, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HEADWATERS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	87-0547337
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10653 South River Front Parkway, Suite 300 South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

HEADWATERS INCORPORATED LONG TERM INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Kirk A. Benson Chief Executive Officer 10653 South River Front Parkway, Suite 300 South Jordan, Utah 84095 (801) 984-9400	Copy to: Harlan M. Hatfield Vice President and General Counsel Headwaters Incorporated 10653 South River Front Parkway, Suite 300 South Jordan, Utah 84095 (801) 984-9400
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Total Amount of Registration Fee
Common Stock, par value $0.001 per share: To be issued under the Headwaters Incorporated Long Term Incentive Compensation Plan.	700,000	$4.745	$3,321,500	$185.34

(1)	Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 16, 2009.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Headwaters Incorporated (the “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective. This Registration Statement on Form S-8 relates to 700,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Headwaters Incorporated Long Term Incentive Compensation Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the prior Registration Statement on Form S-8 of the Registrant relating to the Plan, No. 333-124803, are incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009;

(b)	Registrant’s Definitive Proxy Statement on Schedule 14A filed on January 14, 2009; and

(c) The description of the Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 10/A (File No. 000-27808) filed on April 24, 1996, including any amendments or reports filed for the purpose of updating such information.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1*	Long Term Incentive Compensation Plan.

5.1	Opinion of Harlan M. Hatfield, Esq. regarding legality of securities to be offered.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Harlan M. Hatfield, Esq. (included in Exhibit 5).

24.1	Power of Attorney (included in signature page hereto).

* Incorporated by reference from Annex A to Headwaters Incorporated’s Definitive Proxy Statement on Schedule 14A Filed with the SEC on January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on the 20th day of November, 2009.

HEADWATERS INCORPORATED

By:	/s/ Kirk A. Benson
Kirk A. Benson Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harlan M. Hatfield and Steven G. Stewart, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kirk A. Benson Kirk A. Benson	Director and Chief Executive Officer (Principal Executive Officer)	November 20, 2009

/s/ Steven G. Stewart Steven G. Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2009

/s/ James A. Herickhoff James A. Herickhoff	Director	November 20, 2009

/s/ Raymond J. Weller Raymond J. Weller	Director	November 20, 2009

/s/ E.J. “Jake” Garn E. J. “Jake” Garn	Director	November 20, 2009

/s/ R. Sam Christensen R. Sam Christensen	Director	November 20, 2009

/s/ William S. Dickinson William S. Dickinson	Director	November 20, 2009

/s/ Malyn K. Malquist Malyn K. Malquist	Director	November 20, 2009

/s/ Blake O. Fisher, Jr. Blake O. Fisher, Jr.	Director	November 20, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1*	Long Term Incentive Compensation Plan.

5.1	Opinion of Harlan M. Hatfield, Esq. regarding legality of securities to be offered.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Harlan M. Hatfield, Esq. (included in Exhibit 5).

24.1	Power of Attorney (included in signature page hereto).

* Incorporated by reference from Annex A to Headwaters Incorporated’s Definitive Proxy Statement on Schedule 14A Filed with the SEC on January 14, 2009.